FEDERATED TOTAL RETURN GOVERNMENT BOND FUND

Federated Investors Funds
4000 Ericsson Drive
Warrendale, Pennsylvania 15086-7561

APRIL 28, 2011

EDGAR Operations Branch
U.S. Securities and Exchange Commission
Division of Investment Management
100 F Street, N.E.
Washington, DC  20549

RE:         FEDERATED TOTAL RETURN GOVERNMENT BOND FUND (the “Fund” or “Registrant”)
Institutional Shares
Institutional Service Shares
1933 Act File No. 33-60411
1940 Act File No. 811-7309

Dear Sir or Madam:

Post-Effective Amendment No. 19 under the Securities Act of 1933 and Amendment No. 20 under the Investment Company Act of 1940 to the Registration Statement of the above-referenced Fund is hereby electronically transmitted.  This filing has been electronically redlined to indicate the changes from the Fund’s currently effective Registration Statement.

This Fund may be marketed through banks, savings associations or credit unions.

As indicated on the facing page of the Amendment, the Registrant has specified that it is to become effective immediately pursuant to paragraph (b) of Rule 485 under the Securities Act of 1933.

If you have any questions on the enclosed material, please contact me at (412) 288-8094.

Very truly yours,

/s/ Mark R. Thompson
Mark R. Thompson
Senior Paralegal

Enclosures